EXHIBIT 10.16

                               AMENDMENT NO. 1 to
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 ("Amendment") dated as of March 28, 2001, entered into by and among Talk.com Inc., a Delaware corporation (the "Company"), and Gabriel Battista ("Employee").

                              W I T N E S S E T H :

         WHEREAS, the Company and Employee are parties to an Employment Agreement dated as of November 13, 1998 (the "Agreement") pursuant to which the Company employs Employee as its Chairman of the Board of Directors and Chief Executive Officer; and

         WHEREAS, the Company and Employee desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Section 2 of the Agreement is hereby amended in its entirety to read as follows:

"2. TERM OF AGREEMENT. The term of Employee's employment hereunder shall commence on or prior to December 31, 1998 (the date when Employee commences employment hereunder, the "Commencement Date") and shall continue in effect for a period of six years thereafter, except as hereinafter provided (the "Term")."

2. Section 4.1 of the Agreement is hereby amended in its entirety to read as follows:

"4.1 BASE SALARY. During the Term, Company shall pay to Employee a base salary ("Base Salary") at the rate of five hundred thousand dollars ($500,000) per year, which Base Salary shall be paid to Employee commencing on January 1, 2002 in accordance with the Company's usual and customary payroll practices. The Base Salary for the period beginning on the Commencement Date and ending on December 31, 2001 has been previously paid to Employee by the Company and remains subject to the other terms of this Agreement."

3. The last sentence of Section 4.8(a) of the Agreement is hereby amended to read as follows: "For purposes of this Agreement, "Change in Control" shall have the meaning set forth in Section 4.12 below."


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4. The Agreement is hereby amended to insert the following after Section 4.11 of the Agreement:

         "4.12.   Change in Control.

                  4.12.1 Change in Control. For purposes of this Agreement, "Change in Control" shall be deemed to have occurred if:

                  4.12.1.1 any Person (as defined in Section 3(a)(9) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Company or any Significant Subsidiary (as defined below), becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act; provided, that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company or any Significant Subsidiary (as defined below) representing 50% or more of the combined voting power of the Company's, or such Significant Subsidiary's, as the case may be, then outstanding securities;

                  4.12.1.2 during any period of two years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with Company to effect a transaction described in 4.12.1.3, 4.12.1.4 or 4.12.1.5) whose election by the Board or nomination for election by stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, association or other entity other than the Board, cease for any reason to constitute at least a majority of the Board of either Company or a Significant Subsidiary;

                  4.12.1.3 the consummation of a merger or consolidation of Company or any subsidiary of Company owning directly or indirectly all or substantially all of the consolidated assets of Company (a "Significant Subsidiary") with any other entity, other than a merger or consolidation that would result in the holder(s) of voting securities of Company or a Significant Subsidiary outstanding immediately prior thereto continuing to hold more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

                  4.12.1.4 the stockholders of Company approve a plan or agreement for the sale or disposition of fifty percent (50%) or more of the consolidated assets of Company in which case the Board shall determine the effective date of the Change of Control resulting therefrom; or



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                  4.12.1.5 any other event occurs that the Board determines,  in its discretion, would materially alter the structure of Company or its ownership.

         4.12.2   TERMINATION AFTER CHANGE IN CONTROL.

                  4.12.2.1 If a Change of Control shall occur during the Term of this Agreement, the term of Employee's employment hereunder shall continue in effect until the later of the first anniversary of the date of the Change in Control and the date that the Term would otherwise have terminated without regard to the extension in this sentence, except for earlier termination as provided in Section 6 of this Agreement. The rights and obligations of Employee and Company under this Agreement upon or after any termination of the Term shall survive any such termination.

                  4.12.2.2 Notwithstanding the provisions of Section 7 hereof, if a Change in Control has occurred and Employee's employment hereunder is terminated within one year of such Change in Control: (i) by Employee for Good Reason or (ii) by Company without Cause, then Company shall (a) pay to Employee the Base Salary and Benefits through the date of termination plus all amounts due to Employee pursuant to any Due Bonus; (b) pay to Employee, as severance pay, a lump sum amount equal to the sum of (x) twenty-four months' Base Salary plus (y) an amount equal to the average annual incentive bonus earned by Employee from Company during the last four (4) completed fiscal years of Company preceding the date of Change in Control, or if Employee was not an officer during any or all of such prior four (4) fiscal years, the average of the incentives received during the fiscal years when Employee was such an officer;
(c) for a period of two years after the date of termination, arrange to provide Employee with life, disability, sickness and accident, health, vision and dental insurance benefits substantially similar to those that Employee was entitled prior to the Change in Control, as well as with the other fringe benefits and perquisites to which Employee was entitled pursuant to Section 4.5; and (d) reimburse Employee for expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section
4.6 hereof."

5.  Section 5 of the Agreement is hereby deleted in its entirety.

6.  The first sentence of Section 7 is hereby amended to read as follows:

"Except as provided in Section 4.12, in the event that Employee's employment hereunder terminates prior to the end of the Term, Company shall make payments to Employee as set forth below:"

         IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first written above.

TALK.COM INC.                               EMPLOYEE


By:  /s/                                     /s/
    --------------------------------        -----------------------------------
     Name:  Aloysius T. Lawn IV              Gabriel Battista
     Title: EVP - General Counsel
              and Secretary


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